Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
March 31, 2021

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/21

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2020.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Geographic Diversification
As of March 31, 2021

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,795	14%
New York	2	1,468,670	13%
Georgia	3	1,121,579	10%
Pennsylvania	3	999,416	9%
Texas	2	823,557	7%
Michigan	2	671,560	6%
Alabama	1	554,649	5%
Delaware	1	552,841	5%
New Jersey	1	487,718	4%
Tennessee	1	447,810	4%
North Carolina	2	422,895	3%
Arizona	1	410,753	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,717	3%
Louisiana	1	321,066	3%
Connecticut	1	311,283	3%
New Hampshire	1	250,139	2%
Total Consolidated Properties	30	11,456,030	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,644	50.00%
Ottawa, ON	1	357,217	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,850
Grand Total	36	13,568,880

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Property Summary - Occupancy at End of Each Period Shown

Location	Total GLA 03/31/21	% Occupied 03/31/21	% Occupied 12/31/20	% Occupied 03/31/20
Deer Park, NY	739,112	92.9%	88.9%	97.9%
Riverhead, NY	729,558	88.1%	89.2%	92.1%
Foley, AL	554,649	87.1%	88.9%	88.1%
Rehoboth Beach, DE	552,841	91.4%	91.7%	95.1%
Atlantic City, NJ	487,718	79.4%	79.5%	78.8%
San Marcos, TX	471,816	89.3%	90.8%	94.9%
Sevierville, TN	447,810	97.1%	98.8%	99.4%
Savannah, GA	429,089	97.7%	96.9%	95.6%
Myrtle Beach Hwy 501, SC	426,523	96.6%	97.6%	96.1%
Glendale, AZ (Westgate)	410,753	94.2%	94.6%	97.4%
Myrtle Beach Hwy 17, SC	404,710	100.0%	100.0%	99.1%
Charleston, SC	386,328	96.8%	94.7%	100.0%
Lancaster, PA	375,857	99.1%	98.3%	90.9%
Pittsburgh, PA	373,863	88.6%	90.8%	94.9%
Commerce, GA	371,408	90.1%	93.5%	95.6%
Grand Rapids, MI	357,122	85.6%	87.3%	90.3%
Fort Worth, TX	351,741	98.1%	97.8%	99.2%
Daytona Beach, FL	351,721	98.6%	98.2%	98.1%
Branson, MO	329,861	98.5%	98.5%	99.1%
Southaven, MS	324,717	95.6%	97.7%	98.8%
Locust Grove, GA	321,082	94.7%	96.1%	95.3%
Gonzales, LA	321,066	88.7%	97.8%	95.8%
Mebane, NC	318,886	99.4%	97.3%	100.0%
Howell, MI	314,438	74.2%	76.5%	87.8%
Mashantucket, CT (Foxwoods)	311,283	76.2%	80.7%	93.3%
Tilton, NH	250,139	78.8%	84.4%	92.6%
Hershey, PA	249,696	97.6%	95.0%	99.4%
Hilton Head II, SC	206,564	96.2%	92.6%	98.4%
Hilton Head I, SC	181,670	94.6%	94.6%	97.5%
Blowing Rock, NC	104,009	88.4%	85.3%	85.4%
Jeffersonville, OH	N/A	N/A	77.6%	83.5%
Terrell, TX	N/A	N/A	N/A	87.4%
Total Consolidated	11,456,030	91.7%	91.9%	94.3%
Charlotte, NC	398,644	97.9%	97.9%	97.2%
Ottawa, ON	357,217	95.4%	96.4%	96.3%
Columbus, OH	355,245	94.3%	95.0%	96.9%
Texas City, TX (Galveston/Houston)	352,705	91.5%	92.9%	91.5%
National Harbor, MD	341,156	100.0%	98.8%	95.8%
Cookstown, ON	307,883	91.9%	94.5%	100.0%
Saint-Sauveur, QC	N/A	N/A	86.9%	91.7%
Total Unconsolidated	2,112,850	95.3%	95.6%	96.0%
Total	13,568,880	92.3%	92.4%	94.6%

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
92%
92%
93%
94%
94%
97%
96%
96%
95%
03/21
12/20
09/20
06/20
03/20
12/19
9/19
6/19
03/19
Period Ending

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Outlet Center Ranking as of March 31, 2021 (1)

Ranking (2)				Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5				94%	2,471	20%	29%
Centers 6 - 10				96%	2,159	19%	24%
Centers 11 - 15				92%	1,434	13%	11%
Centers 16 - 20				92%	2,029	18%	16%
Centers 21 - 25				90%	2,019	18%	12%
Centers 26 - 30				85%	1,344	12%	8%

Ranking (2)				Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5				94%	2,471	20%	29%
Centers 1 - 10				95%	4,630	39%	53%
Centers 1 - 15				94%	6,064	52%	64%
Centers 1 - 20				93%	8,093	70%	80%
Centers 1 - 25				93%	10,112	88%	92%
Centers 1 - 30				92%	11,456	100%	100%

Unconsolidated centers (4)				96%	1,448	n/a	n/a
Domestic centers (5)				92%	12,904	n/a	n/a

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended March 31, 2021 and sales per square foot include stores that have been occupied for a minimum of 12 months and are less than 20,000 square feet. Due to the portfolio-wide store closures experienced during the second quarter of 2020 as a result of COVID-19 mandates, sales per square foot is not separately presented herein.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Locust Grove, GA	Rehoboth Beach, DE	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Mebane, NC	Myrtle Beach Hwy 17, SC	Riverhead, NY
	Centers 11 - 15:	Gonzales, LA	Grand Rapids, MI	Hershey, PA	Hilton Head I, SC	Southaven, MS
	Centers 16 - 20:	Atlantic City, NJ	Charleston, SC	Fort Worth, TX	Pittsburgh, PA	Savannah, GA
	Centers 21 - 25:	Commerce, GA	Daytona Beach, FL	Foley, AL	Howell, MI	Myrtle Beach Hwy 501, SC
	Centers 26 - 30:	Blowing Rock, NC	Hilton Head II, SC	Mashantucket, CT (Foxwoods)	San Marcos, TX	Tilton, NH

(3)	Based on the Company’s forecast of 2021 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of March 31, 2021 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City, TX (Galveston/Houston)
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of March 31, 2021 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
The Gap, Inc.	Gap, Banana Republic, Janie & Jack, Old Navy	91	894,225	7.8%	6.5%	19
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	56	363,576	3.2%	4.4%	13
Premium Apparel, LLC	LOFT, Ann Taylor, Lane Bryant	56	342,620	3.0%	3.6%	9
Under Armour, Inc.	Under Armour, Under Armour Kids	29	228,931	2.0%	3.1%	6
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	46	219,313	1.9%	3.1%	11
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	39	268,350	2.3%	3.0%	7
Nike, Inc.	Nike, Converse, Hurley	31	370,448	3.2%	2.8%	9
SPARC Group	Aéropostale, Brooks Brothers, Forever 21, Lucky Brands, Nautica	61	361,884	3.1%	2.7%	8
Carter’s, Inc.	Carters, OshKosh B Gosh	45	200,418	1.7%	2.3%	9
Adidas AG	Adidas, Reebok	32	206,425	1.8%	2.3%	10
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	27	134,989	1.2%	2.3%	5
L Brands, Inc.	Bath & Body Works, Victoria's Secret, Pink by Victoria's Secret	36	169,488	1.5%	2.3%	8
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	36	174,097	1.5%	2.2%	2
Columbia Sportswear Company	Columbia Sportswear	20	160,605	1.4%	2.1%	6
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	45	103,260	0.9%	2.0%	8
Skechers USA, Inc.	Skechers	28	154,913	1.3%	2.0%	6
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	37	107,287	0.9%	1.9%	5
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall, Club Monaco	32	350,331	3.1%	1.9%	7
V. F. Corporation	The North Face, Vans, Timberland, Dickies, Work Authority	27	143,207	1.3%	1.9%	3
Express Inc.	Express Factory	24	168,000	1.5%	1.8%	4
Rack Room Shoes, Inc.	Rack Room Shoes	22	131,499	1.1%	1.7%	2
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	30	157,518	1.4%	1.7%	8
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	52	76,178	0.7%	1.7%	10
Levi Strauss & Co.	Levi's	27	111,510	1.0%	1.6%	5
H & M Hennes & Mauritz LP.	H&M	18	385,321	3.4%	1.6%	1
Total of Top 25 tenants		947	5,984,393	52.2%	62.5%	181
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases. Includes all retail concepts of each tenant group for consolidated outlet centers; tenant groups are determined based on leasing relationships.
(2)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents. In light of COVID-19 related closures and changes to rent arrangements that have not yet been in place for 12 months, rents based on a percentage of sales are annualized using pro rata sales for the number of days a store was open, adjusted for seasonal trends.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Lease Expirations as of March 31, 2021

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 5.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Capital Expenditures (in thousands)

	Three months ended
	March 31,
	2021	2020
Value-enhancing:
New center developments and expansions	$131	$843
Other	198	—
	329	843
Recurring capital expenditures:
Second generation tenant allowances	778	908
Operational capital expenditures	2,436	2,976
Renovations	23	2,170
	3,237	6,054
Total additions to rental property-accrual basis	3,566	6,897
Conversion from accrual to cash basis	3,791	3,654
Total additions to rental property-cash basis	$7,357	$10,551

Leasing Activity

Re-tenant(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
3/31/2021	64	304	$31.56	$64.21	6.63	$21.88
3/31/2020	118	504	$36.13	$47.70	7.75	$29.98

Renewal(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
3/31/2021	216	1,129	$26.49	$0.69	3.30	$26.28
3/31/2020	178	839	$33.32	$0.90	3.90	$33.09

Total(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
3/31/2021	280	1,433	$27.57	$14.17	4.01	$24.04
3/31/2020	296	1,343	$31.17	$18.46	5.34	$27.71
(1)Represents change in rent (base rent and common area maintenance (“CAM”)) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases.
(2)Includes other landlord costs.
(3)Net average straight-line base rent is calculated by dividing the average tenant allowance costs per square foot by the average initial term and subtracting this calculated number from the average straight-line base rent per year amount. The average annual straight-line base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants. The average tenant allowance disclosed in the table above includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Leasing Activity(1)

	TTM ended	TTM ended
All Lease Terms	3/31/2021	3/31/2020
Re-tenanted Space:
Number of leases	64	118
Gross leasable area	304,065	503,584
New initial rent per square foot	$29.04	$32.76
Prior expiring rent per square foot	$33.55	$36.21
Percent decrease	(13.4)%	(9.5)%

New straight-line rent per square foot	$31.56	$36.13
Prior straight-line rent per square foot	$32.53	$35.50
Percent increase (decrease)	(3.0)%	1.8%

Renewed Space:
Number of leases	216	178
Gross leasable area	1,128,813	838,574
New initial rent per square foot	$25.94	$27.38
Prior expiring rent per square foot	$27.85	$28.66
Percent decrease	(6.8)%	(4.5)%

New straight-line rent per square foot	$26.49	$28.20
Prior straight-line rent per square foot	$27.23	$29.32
Percent decrease	(2.7)%	(3.8)%

Total Re-tenanted and Renewed Space:
Number of leases	280	296
Gross leasable area	1,432,878	1,342,158
New initial rent per square foot	$26.60	$29.40
Prior expiring rent per square foot	$29.06	$31.49
Percent decrease	(8.5)%	(6.7)%

New straight-line rent per square foot	$27.57	$31.17
Prior straight-line rent per square foot	$28.36	$31.64
Percent decrease	(2.8)%	(1.5)%
(1)For consolidated properties owned as of the period-end date. Represents change in rent (base rent and CAM) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods, except for license agreements, seasonal tenants, and month-to-month leases.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Consolidated Balance Sheets (dollars in thousands)

	March 31,	December 31,
	2021	2020
Assets
Rental property:
Land	$265,714	$265,968
Buildings, improvements and fixtures	2,519,214	2,527,404
	2,784,928	2,793,372
Accumulated depreciation	(1,078,999)	(1,054,993)
Total rental property, net	1,705,929	1,738,379
Cash and cash equivalents	201,721	84,832
Investments in unconsolidated joint ventures	89,482	94,579
Deferred lease costs and other intangibles, net	81,807	84,960
Operating lease right-of-use assets	81,222	81,499
Prepaids and other assets	99,260	105,282
Total assets	$2,259,421	$2,189,531

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,141,074	$1,140,576
Unsecured term loan, net	322,753	347,370
Mortgages payable, net	78,933	79,940
Unsecured lines of credit	—	—
Total debt	1,542,760	1,567,886
Accounts payable and accrued expenses	68,084	88,253
Operating lease liabilities	89,870	90,105
Other liabilities	75,693	84,404
Total liabilities	1,776,407	1,830,648
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 100,794,577 and 93,569,801 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,008	936
Paid in capital	913,236	787,143
Accumulated distributions in excess of net income	(432,895)	(420,104)
Accumulated other comprehensive loss	(20,268)	(26,585)
Equity attributable to Tanger Factory Outlet Centers, Inc.	461,081	341,390
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	21,933	17,493
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	483,014	358,883
Total liabilities and equity	$2,259,421	$2,189,531

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended
	March 31,
	2021	2020
Revenues:
Rental revenues	$97,467	$108,558
Management, leasing and other services	1,372	1,443
Other revenues	1,855	1,632
Total revenues	100,694	111,633
Expenses:
Property operating	35,311	38,627
General and administrative	16,793	12,584
Impairment charges	—	45,675
Depreciation and amortization	28,150	29,417
Total expenses	80,254	126,303
Other income (expense):
Interest expense	(14,362)	(15,196)
Other income (expense) (1)	(3,505)	220
Total other income (expense)	(17,867)	(14,976)
Income (loss) before equity in earnings of unconsolidated joint ventures	2,573	(29,646)
Equity in earnings of unconsolidated joint ventures	1,769	1,527
Net income (loss)	4,342	(28,119)
Noncontrolling interests in Operating Partnership	(209)	1,427
Noncontrolling interests in other consolidated partnerships	—	(190)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	4,133	(26,882)
Allocation of earnings to participating securities	(207)	(516)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$3,926	$(27,398)

Basic earnings per common share:
Net income (loss)	$0.04	$(0.30)

Diluted earnings per common share:
Net income (loss)	$0.04	$(0.30)
(1)The three months ended March 31, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in rental revenues:

	Three months ended
	March 31,
	2021	2020
Rental revenues:
Base rentals	$66,675	$72,571
Percentage rentals	1,991	1,674
Tenant expense reimbursements	28,994	33,379
Lease termination fees	673	164
Market rent adjustments	305	(269)
Straight-line rent adjustments	(1,043)	1,873
Uncollectible tenant revenues	(128)	(834)
Rental revenues	$97,467	$108,558

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Unconsolidated Joint Venture Information

The following table details certain information as of March 31, 2021, except for Net Operating Income (“NOI”) which is for the three months ended March 31, 2021, about various unconsolidated real estate joint ventures in which we have an ownership interest
(dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Share of Total Assets	Tanger’s Share of NOI	Tanger’s Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,644	$39.3	$1.5	$49.8
Columbus	Columbus, OH	50.0%	355,245	38.0	1.2	35.4
Galveston/Houston	Texas City, TX	50.0%	352,705	20.2	0.9	32.1
National Harbor	National Harbor, MD	50.0%	341,156	38.2	1.1	47.3
RioCan Canada (2)	Various	50.0%	665,100	87.6	1.6	—
Total			2,112,850	$223.3	$6.3	$164.6
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot outlet center in Cookstown, Ontario; and a 357,217 square foot outlet center in Ottawa, Ontario. Tanger’s share of NOI includes $336,000 for the Saint-Sauveur, Quebec outlet center, which was sold in March 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Debt Outstanding Summary
As of March 31, 2021
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$—	$—	LIBOR(4) + 1.0%(6)	1.3%	10/28/2022	1.6
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	2.7
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	3.7
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	5.4
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	6.3
Unsecured term loan	325,000	325,000	LIBOR(4) + 1.0%(6)	1.5%	4/22/2024	3.1
Net debt discounts and debt origination costs	(11,173)	(11,173)
Total net unsecured debt	1,463,827	1,463,827		3.3%		4.3
Secured mortgage debt:
Atlantic City, NJ	26,420	26,420	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	4.2
Southaven, MS	51,400	51,400	LIBOR + 1.80%	1.9%	4/29/2023	2.1
Debt premium and debt origination costs	1,113	1,113
Total net secured mortgage debt	78,933	78,933		3.0%		2.8
Total consolidated debt	1,542,760	1,542,760		3.3%		4.2
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	7.3
Columbus	71,000	35,500	LIBOR + 1.85%	2.0%	11/28/2022	1.7
Galveston/Houston (5)	64,500	32,250	LIBOR + 1.85%	2.0%	7/1/2023	2.3
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	8.8
Debt origination costs	(1,251)	(625)
Total unconsolidated JV net debt	329,249	164,625		3.4%		5.5
Total	$1,872,009	$1,707,385		3.3%		4.5
(1)The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 20 for additional details.
(2)Includes applicable extensions available at our option.
(3)The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.
(4)If LIBOR is less than 0.25% per annum, the rate will be deemed to be 0.25% for the portions of the lines of credit and bank term loan that are not fixed with an interest rate swap.
(5)In February 2021, the Galveston/Houston joint venture amended the mortgage loan to extend the maturity to July 2023, which required a reduction in principal balance from $80.0 million to $64.5 million. The amendment also increased the interest rate from LIBOR + 1.65% to LIBOR + 1.85%.
(6)On April 14, 2021, Moody’s lowered the company’s credit rating to Baa3, stable.As the company no longer has a split rating between the rating agencies, the pricing over LIBOR for the lines of credit and term loan will increase to 1.20% and 1.25%, respectively, effective May 1, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Summary of Our Share of Fixed and Variable Rate Debt
As of March 31, 2021
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	95%	$1,466,374	3.4%	4.3
Variable	5%	76,386	1.7%	2.4
	100%	1,542,760	3.3%	4.2
Unconsolidated Joint ventures:
Fixed	59%	$97,054	4.4%	8.0
Variable	41%	67,571	2.0%	1.9
	100%	164,625	3.4%	5.5
Total:
Fixed	92%	$1,563,428	3.5%	4.8
Variable	8%	143,957	1.9%	2.1
Total share of debt	100%	$1,707,385	3.3%	4.5
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 0.5% on notional amounts aggregating $300.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate		Company Fixed Pay Rate
Interest rate swaps:
July 1, 2019	February 1, 2024	25,000	1	month LIBOR	1.75%
January 1, 2021	February 1, 2024	150,000	1	month LIBOR	0.60%
January 1, 2021	February 1, 2024	100,000	1	month LIBOR	0.22%
March 1, 2021	February 1, 2024	25,000	1	month LIBOR	0.24%
Total		$300,000

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Future Scheduled Principal Payments (dollars in thousands)(1)
As of March 31, 2021

Year	Tanger Consolidated Payments	Tanger’s Share of Unconsolidated JV Payments	Total Scheduled Payments
2021	$4,870	$—	$4,870
2022	4,436	35,500	39,936
2023	306,168	33,281	339,449
2024	580,140	1,636	581,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030	—	41,538	41,538
2031 & thereafter	—	—	—
	$1,552,820	$165,250	$1,718,070
Net debt discounts and debt origination costs	(10,060)	(625)	(10,685)
	$1,542,760	$164,625	$1,707,385
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of March 31, 2021

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	45%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	212%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	3.7	Yes
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of March 31, 2021

	Required	Actual	Compliance
Total Liabilities to Total Adjusted Asset Value (2)	<65%	37%	Yes
Secured Indebtedness to Adjusted Unencumbered Asset Value	<35%	5%	Yes
EBITDA to Fixed Charges	>1.5	3.3	Yes
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value (2)	<65%	33%	Yes
Unencumbered Interest Coverage Ratio	>1.5	3.7	Yes
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)Leverage ratios are based on a trailing six-month period annualized at March 31, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings (in thousands, except per share data)

	March 31,		December 31,
	2021		2020
Enterprise Value:
Market value:
Common shares outstanding	100,795		93,570
Exchangeable operating partnership units	4,795		4,795
Total shares (1)	105,589		98,364
Common share price	$15.13		$9.96
Total market value (1)	$1,597,565		$979,710

Debt:
Senior, unsecured notes	$1,150,000		$1,150,000
Unsecured term loans	325,000		350,000
Mortgages payable	77,820		78,743
Unsecured lines of credit	—		—
Total principal debt	1,552,820		1,578,743
Less: Net debt discounts	(2,727)		(2,851)
Less: Debt origination costs	(7,333)		(8,006)
Total debt	1,542,760		1,567,886
Total enterprise value	$3,140,325		$2,547,596

Net Debt:
Total debt	$1,542,760		$1,567,886
Less: Cash and cash equivalents	(201,721)		(84,832)
Net debt	$1,341,039		$1,483,054

Liquidity:
Cash and cash equivalents	$201,721		$84,832
Unused capacity under unsecured lines of credit	600,000		600,000
Total liquidity	$801,721		$684,832

Ratios (2):
Net debt to Adjusted EBITDA (3)	6.7	x	7.1	x
Interest coverage (Adjusted EBITDA / interest expense) (3)	3.2	x	3.3	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Ratios are presented for the trailing twelve-month period.
(3)Adjusted EBITDA is a non-GAAP measure. Refer to page 27 for a reconciliation of net income to Adjusted EBITDA.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO (formerly referred to as AFFO) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

104dReconciliation of Net Income (Loss) to FFO and Core FFO (dollars and shares in thousands)

	Three months ended
	March 31,
	2021	2020
Net income (loss)	$4,342	$(28,119)
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	27,554	28,801
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,996	3,018
Impairment charges - consolidated	—	45,675
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
FFO	38,596	49,375
FFO attributable to noncontrolling interests in other consolidated partnerships	—	(190)
Allocation of earnings to participating securities	(392)	(516)
FFO available to common shareholders (2)	$38,204	$48,669
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (3)	2,418	—
Impact of above adjustment to the allocation of earnings to participating securities	(22)	—
Core FFO available to common shareholders (2)	$40,600	$48,669
FFO available to common shareholders per share - diluted (2)	$0.38	$0.50
Core FFO available to common shareholders per share - diluted (2)	$0.40	$0.50

Weighted Average Shares:
Basic weighted average common shares	94,812	92,500
Effect of notional units	288	—
Effect of outstanding options	717	—
Diluted weighted average common shares (for earnings per share computations)	95,817	92,500
Exchangeable operating partnership units	4,794	4,911
Diluted weighted average common shares (for FFO per share computations) (2)	100,611	97,411
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended
	March 31,
	2021	2020
FFO available to common shareholders	$38,204	$48,669
Adjusted for:
Corporate depreciation excluded above	596	616
Amortization of finance costs	1,173	757
Amortization of net debt discount	127	118
Amortization of equity-based compensation	3,845	3,789
Straight-line rent adjustments	1,043	(1,872)
Market rent adjustments	(213)	362
Second generation tenant allowances and lease incentives	(778)	(5,729)
Capital improvements	(956)	(5,146)
Adjustments from unconsolidated joint ventures	(543)	(32)
FAD available to common shareholders (1)	$42,498	$41,532
Dividends per share	$0.1775	$0.3550
FFO payout ratio	47%	71%
FAD payout ratio	42%	83%
Diluted weighted average common shares (1)	100,611	97,411
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended
	March 31,
	2021	2020
Net income (loss)	$4,342	$(28,119)
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,769)	(1,527)
Interest expense	14,362	15,196
Other (income) expense	3,505	(220)
Impairment charges	—	45,675
Depreciation and amortization	28,150	29,417
Other non-property (income) expenses	(400)	139
Corporate general and administrative expenses	16,770	12,579
Non-cash adjustments (1)	844	(1,502)
Lease termination fees	(673)	(164)
Portfolio NOI	65,131	71,474
Non-same center NOI (2)	(83)	(741)
Same Center NOI	$65,048	$70,733
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Excluded from Same Center NOI:

Outlet centers sold:
Terrell	August 2020
Jeffersonville	January 2021

Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended
	March 31,		%
	2021	2020	Change
Same Center Revenues:
Rental revenues	$96,889	$104,297	-7.1%
Other revenues	2,019	1,759	14.8%
Total same center revenues	98,908	106,056	-6.7%
Same Center Expenses:
Property operating	33,821	35,317	-4.2%
General and administrative	39	6	550.0%
Total same center expenses	33,860	35,323	-4.1%
Same Center NOI	$65,048	$70,733	-8.0%

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands)

	Three months ended
	March 31,
	2021	2020
Net income (loss)	$4,342	$(28,119)
Adjusted to exclude:
Interest expense	14,362	15,196
Depreciation and amortization	28,150	29,417
Impairment charges - consolidated	—	45,675
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Compensation related to voluntary retirement plan and other executive severance (2)	2,418	—
Adjusted EBITDA	$52,976	$62,169

	Twelve months ended
	March 31,	December 31,
	2021	2020
Net loss	$(5,552)	$(38,013)
Adjusted to exclude:
Interest expense	62,308	63,142
Depreciation and amortization	115,876	117,143
Impairment charges - consolidated (3)	21,551	67,226
Impairment charge - unconsolidated joint ventures	3,091	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Gain on sale of assets	(2,324)	(2,324)
Compensation related to voluntary retirement plan and other executive severance (2)	2,991	573
Gain on sale of outparcel - unconsolidated joint ventures	(992)	(992)
Adjusted EBITDA	$200,653	$209,846

(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.
(3)Includes $1.4 million and $4.0 million for the twelve months ended March 31, 2021 and December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended
	March 31,
	2021	2020

Net income (loss)	$4,342	$(28,119)
Adjusted to exclude:
Interest expense	14,362	15,196
Depreciation and amortization	28,150	29,417
Impairment charges - consolidated	—	45,675
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Pro-rata share of interest expense - unconsolidated joint ventures	1,472	1,867
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	2,996	3,018
EBITDAre	$55,026	$67,054
Compensation related to voluntary retirement plan and other executive severance (2)	2,418	—
Adjusted EBITDAre	$57,444	$67,054

	Twelve months ended
	March 31,	December 31,
	2021	2020
Net loss	$(5,552)	$(38,013)
Adjusted to exclude:
Interest expense	62,308	63,142
Depreciation and amortization	115,876	117,143
Impairment charges - consolidated (3)	21,551	67,226
Impairment charge - unconsolidated joint ventures	3,091	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Gain on sale of assets	(2,324)	(2,324)
Pro-rata share of interest expense - unconsolidated joint ventures	6,150	6,545
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	12,002	12,024
EBITDAre	$216,806	$228,834
Compensation related to voluntary retirement plan and other executive severance (2)	2,991	573
Gain on sale of outparcel - unconsolidated joint ventures	(992)	(992)
Adjusted EBITDAre	$218,805	$228,415
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.
(3)Includes $1.4 million and $4.0 million for the twelve months ended March 31, 2021 and December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Non-GAAP Pro Rata Balance Sheet Information as of March 31, 2021 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$41,743
Buildings, improvements and fixtures	233,658
Construction in progress	1,530
276,931
Accumulated depreciation	(75,570)
Total rental property, net	201,361
Cash and cash equivalents	10,229
Deferred lease costs and other intangibles, net	2,238
Prepaids and other assets	9,489
Total assets	$223,317
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$164,625
Accounts payable and accruals	7,095
Total liabilities	171,720
Owners’ equity	51,597
Total liabilities and owners’ equity	$223,317
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.4 million as of March 31, 2021 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Non-GAAP Pro Rata Statement of Operations Information for the three months ended March 31, 2021 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$10,271
Other revenues	—	225
Total revenues	—	10,496
Expense:
Property operating	—	4,207
General and administrative	—	14
Depreciation and amortization	—	2,996
Impairment charges	—	—
Total expenses	—	7,217
Other income (expense):
Interest expense	—	(1,472)
Loss on sale of assets		(66)
Other income (expenses)	—	28
Total other income (expense)	$—	$(1,510)
Net income	$—	$1,769

The table below provides details of the components included in our share of rental revenues for the three months ended March 31, 2021 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$6,231
Percentage rentals	—	483
Tenant expense reimbursements	—	3,811
Lease termination fees	—	94
Market rent adjustments	—	(24)
Straight-line rent adjustments	—	(303)
Uncollectible tenant revenues	—	(21)
Rental revenues	$—	$10,271

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2021